Exhibit 10.1

THE SECURITIES OFFERED HEREBY ARE BEING OFFERED PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”)

THE SECURITIES OFFERED HEREBY MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S) UNLESS SUCH SECURITIES HAVE BEEN REGISTERED UNDER THE 1933 ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT IS AVAILABLE.

INVIVO THERAPEUTICS HOLDINGS CORP.

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made and entered into on December 21, 2011, by and between InVivo Therapeutics Holdings Corp., a Nevada corporation (the “Company”), and INGENIERIA E INVERSIONES LTDA (the “Purchaser”).

RECITALS

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the 1933 Act and Regulation S promulgated thereunder; and

WHEREAS, the Company desires to sell and the Purchaser desires to purchase, upon the terms and conditions stated in this Agreement, (i) 980,392 shares (the “Company Shares”) of the Company’s common stock, $0.00001 per share (the “Common Stock”) at a purchase price of $2.04 per share; and (ii) a warrant exercisable for the purchase of 343,137 shares of Common Stock at an exercise price of $3.06 per share with an expiration date of the fifth anniversary hereof (the “Warrant”) (the Company Shares and the Warrant are referred to herein collectively as the “Securities”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	PURCHASE AND SALE OF SECURITIES.

1.1 Purchase of Securities. The Company hereby issues and sells to the Purchaser, and the Purchaser hereby purchases from the Company, the Securities. The aggregate purchase price (the “Purchase Price”) for the purchase of the Securities to be paid to the Company at the closing (the “Closing”) is U.S. $1,999,999.68.

1.2 The Closing Date. The date and time of the Closing (the “Closing Date”) shall be simultaneous with the execution of this Agreement.

1.3 Closing. At the Closing, the Purchaser shall pay the Purchase Price to the Company for the Securities by wire transfer of immediately available funds in accordance with the Company’s written wire instructions. Within five (5) days after the Closing, the Company shall deliver to the Purchaser: (a) the original stock certificate evidencing the Company Shares registered in the Purchaser’s name; and (b) the Warrant.

2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrant to the Purchaser as of the date of this Agreement as set forth below, except as disclosed in the Company’s filings under the Securities Exchange Act of 1934 (collectively, the “Exchange Act Filings”), or the Schedules hereto (if any).

2.1 Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is qualified to do business and in good standing in each other jurisdiction in which the ownership or leasing of its properties or the nature of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company, or on the transactions contemplated hereby, or the documents or the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under this Agreement or the Warrant.

2.2 Authorization; Binding Obligations. All corporate action on the part of the Company necessary for the authorization of this Agreement and the Warrant (collectively, the “Transaction Documents”), the performance of all obligations of the Company hereunder at the applicable Closing and, the authorization, sale, issuance and delivery of the Securities has been taken and no further consent or authorization of the Company, its board of directors or stockholders is required. This Agreement and the other Transaction Documents, when executed and delivered and to the extent that the Company is a party thereto, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable or legal remedies.

2.3 Full Disclosure. The Company has provided the Purchaser with all information requested by the Purchaser in connection with its decision to purchase the Securities. Neither this Agreement, the exhibits and schedules hereto, the other Transaction Documents nor any other document delivered by the Company to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

2.4 SEC Reports. The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act and the Company has timely filed all proxy statements, reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act. The Company has made available to the Purchaser the Company’s (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2010, (ii) Form 10-Q for the fiscal quarters ended thereafter and (iii) its Form 8-K filings which it has made (collectively, the “SEC Reports”). Each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

The Purchaser hereby represents, warrants, covenants to the Company as follows:

3.1 Requisite Power and Authority. The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Transaction Documents and to carry out their provisions. All corporate action on Purchaser’s part required for the lawful execution and delivery of this Agreement and the Transaction Documents have been effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the other Transaction Documents will be valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

3.2 Investment Representations. The Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the 1933 Act based in part upon the Purchaser’s representations contained in this Agreement, including, without limitation, that the Purchaser is an “accredited investor” within the meaning of Regulation D. The Purchaser acknowledges and agrees that the Securities will be, upon issuance, “restricted securities” within the meaning of the 1933 Act. The Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the Company’s business, management and financial affairs and the terms and conditions of the offering and the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access. The Purchaser represents and warrants that it has received and fully and carefully reviewed the SEC Reports, and that, to its satisfaction, it has had sufficient and reasonable opportunity to ask questions of the Company’s management.

3.3 No Tax Advice from Company or its Agents. The Purchaser has had an opportunity to review the foreign, U.S. federal, state and local tax consequences of this investment (and the transactions contemplated by this Agreement and the Warrant) with its own tax advisor. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement and the Warrant. The Purchaser acknowledges that no assurances have been made regarding tax consequences which may inure to the Purchaser, nor has any assurance been made that existing tax laws and regulations of any jurisdiction will not be modified in the future, which may deny to the Purchaser all or a portion of the tax benefits, if any, which may presently be available under existing tax laws and regulations.

3.4 No Legal Advice from Company or its Agents. The Purchaser acknowledges that it has had the opportunity to review this Agreement and the Warrant (and the transactions contemplated by this Agreement) with its own legal counsel. The Purchaser is relying solely on such counsel and not on any statements or representations of the Company or any of its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement except for the representations, warranties and covenants of the Company expressly set forth herein.

3.5 Speculative High Risk Investment. The Purchaser understands and acknowledges that an investment in the Company Shares and Warrant (and the shares of Common Stock issuable upon exercise of the Warrant) is a highly speculative investment which involves a high degree of risk, including, without limitation, limitations on the liquidity of the Company Shares and Warrant (and the shares of Common Stock issuable upon exercise of the Warrant) and the Purchaser is willing the accept such investment risks, including a risk of loss of the Purchaser’s entire investment in the Company.

3.6 Acknowledgment of Certain Risks of Investing in the Company. The Purchaser recognizes that an investment in the Company involves considerable risks, including, among other things, that:

(i) The Company is a development stage company with limited financial resources; and

(ii) An investment in the Company’s common stock is subject to a number of material risk factors, which are detailed in the Company’s filings with the SEC, which are incorporated herein by reference.

3.7 No Government Recommendation or Approval. The Purchaser understands that neither the United States Securities and Exchange Commission (“SEC”) nor the security administrator of any state thereof or of any other jurisdiction or country, whether foreign or domestic, nor any other foreign, federal, state or local agency or authority has made any finding or determination relating to the fairness for investment of the Company Shares, the Warrant (and the shares of Common Stock issuable upon exercise of the Warrant), the accuracy or adequacy of the Transaction Documents, or the disclosure with respect to the Company, and that neither the SEC nor an administrator of any state has or will recommend or endorse any offering of, or investment in, securities.

3.8 Shares Not Registered Under the 1933 Act or any State Securities Laws. The Purchaser understands that: (a) the Company Shares, the Warrant and the shares of Common Stock issuable upon exercise of the Warrant have not been registered under the 1933 Act or any state securities laws and are being offered and sold pursuant to Regulation S based in part upon the representations of the Purchaser contained herein; and (b) the Company Shares, the Warrant and the shares of Common Stock issuable upon exercise of the Warrant may not be offered or sold in the United States or to any U.S. Person unless such disposition is registered under the 1933 Act and any applicable state securities laws or such offer or sale is made pursuant to exemption from the registration requirements.

3.9 No Public Solicitation. The Purchaser knows of no public solicitation or advertisement of an offer in connection with the proposed issuance and sale of the Securities. In particular, the Purchaser:

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acknowledges that the Securities to be sold hereby were offered and will be sold only to the Purchaser and were not offered or sold by means of any form of general solicitation, general advertising, publicly disseminated advertisements, or sales literature, nor is the Purchaser aware of any offers or sales made to any other persons by such means;

•

acknowledges that the Securities were not offered or sold to the Purchaser by means of any offering literature on which the Purchaser has relied. At no time was the Purchaser presented with or solicited by any leaflet, public promotional meeting, newspaper or magazine article, radio or television or internet advertisement or any other form of general advertising solicitation.

3.10 Offshore Transaction. The Purchaser is not a U.S. Person and is a resident of the Republic of Chile. A “U.S. Person” is (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which any executor or administrator is a U.S. Person, (iv) any trust of which any trustee is a U.S. Person, (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if individual) resident in the United States, and (viii) any partnership or corporation if (A) organized or incorporated under the laws of any foreign jurisdiction, and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts. The offer and sale of the Securities were made in an Off-Shore Transaction as such term is defined in Rule 902(i) of Regulation S. At the time of the completion execution and delivery of this Agreement and the time of any offer to the Purchaser to purchase the Company Shares and Warrant hereunder, the Purchaser was physically present outside the United States and the offer and sale of the Company Shares and Warrant being made to the Purchaser by the Company were made by the Company to the Purchaser outside the United States.

The Purchaser hereby certifies to the Company that it is not acquiring the Securities for the account or benefit of any U.S. Person.

3.11 Distribution Compliance. The Purchaser will not, during the period commencing on the date hereof and ending on the day one year after the Offer Termination Date (the “Distribution Compliance Period”), offer or sell the Company Shares or Warrant (or the shares of Common Stock issuable upon exercise of the Warrant) in the United States, to a U.S. Person, or for the account or benefit of a U.S. Person, other than in accordance with Rule 904 of Regulation S; and will, after the expiration of the Distribution Compliance Period, offer, sell, pledge or otherwise transfer the Company Shares or Warrant (or the shares of Common Stock issuable upon exercise of the Warrant) only pursuant to registration under the 1933 Act or an available exemption therefrom and, in any case, in accordance with applicable state securities laws. The Purchaser will resell the Company Shares and Warrant (and the shares of Common

Stock issuable upon exercise of the Warrant) only in accordance with the provisions of Regulation S or pursuant to registration under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act. The Purchaser covenants that it will not knowingly make any sale, transfer or other disposition of the Company Shares or Warrant (or the shares of Common Stock issuable upon exercise of the Warrant) in violation of the 1933 Act (including Regulation S), the Exchange Act, any applicable state securities laws or the rules and regulations of the SEC or of any state securities commissions or similar state authorities promulgated under any of the foregoing.

3.12 No Hedging. Neither the Purchaser nor any of its affiliates will, directly or indirectly hold or maintain any short position in or engage in hedging transactions with respect to the Common Stock of the Company or any other securities of the Company, other than in accordance with the 1933 Act.

3.13 Restricted Securities for Resale Purposes. The Purchaser understands and agrees that any permitted resales of the Company Shares or Warrant (or the shares of Common Stock issuable upon exercise of the Warrant) under Rule 901 or Rule 904 of Regulation S does not alter the status of these securities as “restricted securities” as defined in Rule 144 under the 1933 Act.

3.14 No Scheme to Evade Registration. The Purchaser’s acquisition of the Company Shares and the Warrant (and the shares issuable upon exercise of the Warrant) is not a transaction (or any element of a series of transactions) that is part of a scheme or plan to evade the registration provisions of the 1933 Act.

3.15 Intentionally Blank.

3.16 No Directed Selling Efforts in Regard to this Transaction. To the knowledge of the Purchaser, without any independent investigation, neither the Company nor any Person acting for the Company has conducted any “directed selling efforts” in the United States as such term is defined in Rule 902(b) of Regulation S, which in general, means any activity taken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares being offered in reliance on Regulation S. Such activity includes, without limitation, the mailing of printed material to investors residing in the United States, the holding of promotional seminars in the United States, and the placement of advertisements with radio or television stations broadcasting in the United States or in publications for the general circulation in the United States that refer to the offering of the Shares in reliance on Regulation S.

3.17 Company’s Reliance on Representations of the Purchaser. The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of U.S. securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Company Shares and Warrant.

3.18 Legends. The Company Shares, the Warrant and the shares of Common Stock issuable upon exercise of the Warrant shall bear a legend which shall be in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR UNDER THE LAWS OF ANY OTHER JURISDICTION, BUT HAVE BEEN ISSUED IN RELIANCE ON AN EXEMPTION FROM REGISTRATION UNDER UNITED STATES SECURITIES LAWS CONTAINED IN REGULATION S UNDER THE SECURITIES ACT. THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, NOR WILL ANY ASSIGNEE OR ENDORSEE HEREOF BE RECOGNIZED AS AN OWNER HEREOF BY THE ISSUER FOR ANY PURPOSE, UNLESS EITHER THE TRANSFER IS MADE IN ACCORDANCE WITH REGULATION S, UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SHARES SHALL THEN BE IN EFFECT OR UNLESS THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION WITH RESPECT TO ANY PROPOSED TRANSFER OR DISPOSITION OF SUCH SHARES SHALL BE ESTABLISHED TO THE SATISFACTION OF COUNSEL FOR THE ISSUER. HEDGING TRANSACTIONS INVOLVING THE SHARES MAY NOT BE CONDUCTED UNLESS CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.”

3.19 Market Manipulation. The Purchaser has not taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of any of the Company Shares or affect the price at which any of the Company Shares being offered hereby may be issued.

3.20 Stop Transfer. The Purchaser understands that the transfer agent for the Company will be instructed to place a “stop transfer” order against the Company Shares and the shares of Common Stock issuable upon exercise of the Warrant and the Company will refuse to register and cause its transfer agent to refuse to register any transfer of the Company Shares and the Common Stock issuable upon exercise of the Warrant not made in accordance with the provisions of Regulation S or pursuant to registration under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act. Any proposed transfer is subject to the right of the Company to require a certificate of transfer from the Purchaser and the proposed transferee with respect to the compliance of the proposed transfer with applicable U.S. federal and state securities laws and, in the Company’s discretion, the delivery of an opinion of counsel satisfactory to the Company with respect to the proposed transaction in form and substance satisfactory to the Company.

4.	MISCELLANEOUS.

4.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Massachusetts or in the federal courts located in the Commonwealth of Massachusetts. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

4.2 Survival. The representations, warranties, indemnities, agreements, covenants and other statements of the Company made herein shall survive execution of this Agreement and delivery of the Securities. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

4.3 Entire Agreement; Survival. This Agreement, the exhibits and schedules hereto (if any), the other Transaction Documents and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, including, but not limited to, the purchase and sale of the Securities. No party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. The Purchaser shall not be deemed to have made any representation or warranty to the Company other than as expressly made by the Purchaser in this Agreement. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the Purchaser in this Agreement, the Purchaser makes no representation or warranty to the Company with respect to the timing or the manner in which the Company’s Company Shares will be sold.

4.4 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

4.5 Amendment and Waiver.

(a) This Agreement may be amended or modified only upon the written consent of the Company and the Purchaser.

(b) The obligations of the Company and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.

4.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof, with a copy to Thomas B. Rosedale, BRL Law Group LLC, 425 Boylston Street, Third Floor, Boston, Massachusetts 02116, facsimile number (617) 399-6930, and to the Purchaser at the address set forth on the signature page hereto for such Purchaser, or at such other address as the Company or the Purchaser may designate by ten days advance written notice to the other parties hereto.

4.7 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

4.8 Facsimile Signatures; Counterparts. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

4.9 Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this section being untrue.

4.10 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

4.11 Registration. The Company shall not be obligated to register for resale the Securities (or the shares of Common Stock issuable upon exercise of the Warrant) issued under, pursuant to or in connection with, this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date set forth in the first paragraph hereof.

COMPANY:		PURCHASER:

INVIVO THERAPEUTICS HOLDINGS CORP.		INGENIERIA E INVERSIONES LTDA

By:	/s/ Frank Reynolds	By:	/s/ Jose Luis del Rio Goudie
Name:	Frank Reynolds	Name:	Jose Luis del Rio Goudie
Title:	President and Chief Executive Officer	Title:	President
Address:	One Broadway Cambridge MA, 02142	Address:	Alcantara 200 Piso 9 Santiago 7550159 Republic of Chile